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                                  FORM 8-A 12B


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549



           FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION 12(b) OR (g) OF THE SECURITIES EXCHANGE ACT OF 1934


                             Simulations Plus, Inc.
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             (Exact name of registrant as specified in its charter)


        California                                                95-4595609
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(State or other jurisdiction                                  (I.R.S. Employer
     of incorporation)                                       Identification No.)

            42505 10th Street West, Lancaster, California 93534-7059
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               (Address of principal executive offices) (Zip Code)

                                  661-723-7723
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               Registrant's telephone number, including area code


Securities to be registered pursuant
to Section 12(b) of the Act:

     Title of each class                         Name of each exchange on which
     to be so registered                         each class is to be registered

     Common Stock, $0.001 par value              The NASDAQ Stock Market LLC
     ---------------------------------           -------------------------------


If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ ]

Securities Act registration statement file number to which this form relates:
[N/A]

Securities to be registered pursuant to Section 12(g) of the Act: [N/A]

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

       The description of the registrant's Common Stock, par value $0.001 per share, to be registered hereunder is incorporated by reference from the description of such shares contained in the Prospectus included in the registrant's Registration Statement on Form SB-2 (Commission File No. 333-6680), as amended, originally filed on June 10, 1997, under the following captions:
Prospectus Summary and Description of Capital Shares. This registration statement will incorporate by reference the description of Common Stock contained in any prospectus or supplement related to such shares subsequently filed pursuant to Rule 415 of the Securities Act of 1933, as amended.


ITEM 2. EXHIBITS.

       The information required by this item is incorporated by reference to Exhibits 3.1, 6.2, 4.1, and 4.2 to the Registration Statement.


                                   SIGNATURES

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

                                             SIMULATIONS PLUS, INC.



Dated: December 17, 2007                     By: /s/ Momoko Beran
                                                 -------------------------------
                                                 Momoko Beran
                                                 Chief Financial Officer